EXHIBIT 99.4

H.S. TRASK & CO.

BALANCE SHEETS

	June 30,	December 31,
	2003	2002

	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$—	$134,000
Accounts receivable (less allowances of $334,000 in 2003 and $88,000 in 2002)	996,000	1,315,000
Inventories — net	2,427,000	2,050,000
Other current assets	104,000	107,000
Deferred income tax asset	110,000	110,000

Total current assets	3,637,000	3,716,000
PLANT AND EQUIPMENT — Net	72,000	92,000
OTHER ASSETS:
Deferred income tax asset, long-term	264,000	150,000
Other assets — net	3,000	4,000

Total other assets	267,000	154,000

TOTAL ASSETS	$3,976,000	$3,962,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$387,000	$280,000
Accrued expenses	321,000	188,000
Note payable, line of credit	692,000	728,000
Income taxes payable	—	2,000

Total current liabilities	1,400,000	1,198,000
STOCKHOLDERS’ EQUITY:
Preferred Stock, no par value — 2,500,000 shares authorized;
Series A; 500,000 shares issued and outstanding	500,000	500,000
Series B; 833,194 shares issued and outstanding	1,250,000	1,250,000
Series C; 500,000 shares issued and outstanding	1,504,000	1,504,000
Common stock, no par value — 5,000,000 shares authorized; 2,085,336 shares issued in 2003 and 2002	234,000	234,000
Accumulated deficit	(912,000)	(724,000)

Total stockholders’ equity	2,576,000	2,764,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,976,000	$3,962,000

See notes to financial statements.

H.S. TRASK & CO.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended

	June 30,	June 30,	June 30,	June 30,
	2003	2002	2003	2002

NET SALES	$2,084,000	$1,724,000	$3,801,000	$3,574,000
COST OF GOODS SOLD	1,229,000	1,125,000	2,210,000	2,312,000

GROSS PROFIT	855,000	599,000	1,591,000	1,262,000

OPERATING EXPENSES:
Selling, general and administrative expenses	1,023,000	697,000	1,877,000	1,521,000
Other expenses — net	—	—	—	—

Total operating expenses	1,023,000	697,000	1,877,000	1,521,000

OPERATING LOSS	(168,000)	(98,000)	(286,000)	(259,000)
INTEREST EXPENSE	8,000	13,000	16,000	33,000

LOSS BEFORE INCOME TAXES	(176,000)	(111,000)	(302,000)	(292,000)
INCOME TAX (BENEFIT) PROVISION	(66,000)	(41,000)	(114,000)	(108,000)

NET LOSS	$(110,000)	$(70,000)	$(188,000)	$(184,000)

See notes to financial statements.

H.S. TRASK & CO.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended

	June 30,	June 30,
	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(188,000)	$(184,000)
Adjustments to reconcile net (loss) income to net cash (used) provided by operating activities:
Depreciation and amortization	35,000	50,000
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable — net	319,000	22,000
Inventories — net	(377,000)	866,000
Other current assets	3,000	(9,000)
Deferred taxes	(114,000)	—
Increase (decrease) in:
Accounts payable	107,000	75,000
Accrued expenses	133,000	(26,000)
Income taxes payable	(2,000)	(109,000)

Net cash (used) provided by operating activities	(84,000)	685,000

CASH FLOWS FROM INVESTING ACTIVITIES:
Trademark costs	(1,000)	—
Purchases of equipment	(13,000)	(21,000)

Net cash (used) by investing activities	(14,000)	(21,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) on note payable — line of credit	(36,000)	(664,000)

Net cash (used) by financing activities	(36,000)	(664,000)

NET DECREASE IN CASH	(134,000)	—
CASH — Beginning of period	134,000	—

CASH — End of period	$—	$—

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$22,000	$33,000

Income taxes	$—	$2,000

See notes to financial statements.

H. S. TRASK & CO.

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

Note 1 — Subsequent Event

      On August 8, 2003, the Company’s stockholders finalized their agreement to sell all outstanding shares of the Company’s stock to Phoenix Footwear Group (“Phoenix”), a publicly-traded company, for total consideration of $6.1 million, of which $2.9 million is payable in cash and 699,980 shares of Phoenix common stock valued at $3.2 million. The value of the 699,980 shares of Phoenix common shares issued was determined based on the average closing market price of Phoenix’s common shares over the 3-day period before the terms of the acquisition were agreed to and announced.